Exhibit 99.1

REALOGY ANNOUNCES PRICING OF ITS OFFERING OF SENIOR NOTES

MADISON, N.J. (April 2, 2014) — Realogy Holdings Corp. (NYSE: RLGY) (the “Company”) announced today that its indirect, wholly-owned subsidiary, Realogy Group LLC (“Realogy Group”), together with a co-issuer, priced $450 million aggregate principal amount of 4.500% senior notes due 2019 (the “Notes”) in connection with their previously announced private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The closing of the offering is expected to occur on April 7, 2014, subject to customary closing conditions.

The Notes will be guaranteed on an unsecured senior basis by each of Realogy Group’s domestic subsidiaries (other than the co-issuer of the Notes) that is a guarantor under its senior secured credit facility and its outstanding securities. The Notes will also be guaranteed by the Company on an unsecured senior subordinated basis. The Notes will be effectively subordinated to all of Realogy Group’s existing and future senior secured debt, including its senior secured credit facility and its outstanding senior secured notes, to the extent of the value of the assets securing such debt.

The Company intends to use a portion of the $444 million of net proceeds from the offering of the Notes to repurchase approximately $354 million of the Company’s 7.875% Senior Secured Notes due 2019, and to pay related premiums of $33 million as well as related fees and expenses, concurrent with the closing of the offering. The Company intends to use the remaining net proceeds from the offering of the Notes for working capital and general corporate purposes. The Company may also use such proceeds to repay existing secured notes from time to time, through either tender offers, redemptions, purchases in privately negotiated transactions, open market purchases, or a combination thereof, and to pay the fees and expenses related thereto.

The Notes and the related guarantees will not be registered under the Securities Act or any state securities law and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act and applicable state securities laws. The Notes and the related guarantees will be offered in the United States only to qualified institutional buyers under Rule 144A of the Securities Act and outside the United States under Regulation S of the Securities Act.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sales of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This press release is being issued pursuant to and in accordance with Rule 135(c) under the Securities Act.

About Realogy Holdings Corp.

Realogy Holdings Corp. (NYSE: RLGY) is a global leader in residential real estate franchising with company-owned residential real estate brokerage operations doing business under its franchise systems as well as relocation and title services. Realogy’s brands and business units include Better Homes and Gardens® Real Estate, CENTURY 21®, Coldwell Banker®, Coldwell Banker Commercial®, The Corcoran Group®, ERA®, Sotheby’s International Realty®, NRT LLC, Cartus and Title Resource Group. Collectively, Realogy’s franchise system members operate approximately 13,700 offices with 247,800 independent sales associates doing business in 103 countries around the world. Realogy is headquartered in Madison, N.J.

Forward Looking Statements

Certain statements in this press release constitute “forward-looking statements” relating to the offering of the Notes and the anticipated use of net proceeds therefrom. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates” and “plans” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements. These statements are subject to significant risks and uncertainties, including, without limitation, risks and uncertainties related to economic, market or business conditions and satisfaction of customary closing conditions related to the private offering. No assurance can be given that the offering of Notes discussed above will be consummated on the terms described or at all. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless we are required to do so by law.

Investor Relations Contacts:

Alicia Swift

(973) 407-4669

alicia.swift@realogy.com

Jennifer Pepper

(973) 407-7487

jennifer.pepper@realogy.com

Media Contact:

Mark Panus

(973) 407-7215

mark.panus@realogy.com